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                                                                   EXHIBIT 10.15

SC-148

                                ADDENDUM NR. 39


TO THE CHARTER PARTY DATED AUGUST 20TH, 1990 BETWEEN CALIFORNIA STEEL INDUSTRIES OF CALIFORNIA, USA, AS CHARTERERS AND SEAMAR SHIPPING CORPORATION, AS OWNERS.
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It is this day mutually agreed between Charterers and Owners the following conditions for the contractual period of June 1st, 2000 to December 31st, 2000.

1 - Loading Port

1 (one) safe port; 1 safe berth Praia Mole, Vitoria, ES, Brazil.

2 - Discharging Port

1 (one) safe port, l (one) safe berth Rio Doce Pasba Terminal, Los Angeles, CA, USA, where Charterers guarantee a minimum available draft of 40 FT SW at berth and approaches thereto.

3 - Loading Terms

The cargo shall be loaded at the rate of 9,000 MT per day of 24 consecutive hours, weather permitting, Sunday and Holidays included.

Notice of Readiness shall be tendered in writing, telex, or cable. by the Master of the performing vessel to the Charterers/Agents after the vessel's arrival at or off the loading port, whether in berth or not, and accepted immediately any time day/night, Sundays and Holidays included.

Laytime shall commence 3 (three) hours after NOR is tendered, unless sooner commenced, in which case such time actually used to count as laytime.

4 - Discharging Terms

The cargo shall be discharged at the rate of 14,000 MT per day of 24 consecutive hours, weather permitting, Sundays and Holidays included.

Notice of Readiness shall be tendered in writing, telex, or cable, by the Master of the performing vessel to the Charterers/Agents after the vessel's arrival at or off the discharging port, whether in berth or not, and accepted immediately any time day/night, Sundays and Holidays included.

Laytime shall commence 12 (twelve) hours after NOR is tendered, unless sooner commenced, in which case such time actually used to count as laytime.

5 - Quantity / Cargo Size

The quantities to be up to 220.000 Metric Tons.

Shipments shall be of 55.000 MT 5 pct M.O.L. in Charterers' option.
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6 - Freight Rate / Bunker Escalation

Basic freight rate shall be as follows:

US$ 14.63 (Fourteen Dollars and Sixty Three Cents)

Freight rate is per metric ton, free in and out stowed, lashed, secured, trimmed and dunnaged, basis l/l, applied on Bill of Lading quantity, for shipments of
55.000 MT 5 pct M.O.L. in Charterers' option.

The basic freight rate above shall be adjusted according to the following Bunker Adjustment Formula:

   BA=0.032 (P-Po), where:
      BA is the adjustment in the freight rate due to bunker variation, P is the average price of intermediate fuel oil (180 CST), in US$/Mt., as per Bunker Fuel Report at Rotterdam in force on the date of the Bill of Lading.
      Po is US$ 100.00/mt

7 - Demurrage / Despatch (at both ends)

Demurrage rates at both ends shall be as follows:
US$ 8,000.00 per day or pro-rata.
Despatch rates shall be half of demurrage rates.

8 - Performing Vessels

Extra insurance for vessels over 15 years, if any, to be for Owners' account. Owners shall reimburse Charterers of the amount due, against presentation of supporting documents.

Vessels to comply with BIMCO Standard Year 2000 Clause:

"Year 2000 conformity shall mean that neither performance nor functionality of computer systems, electronic and electro-mechanical or similar equipment will be affected by dates prior to or during the year 2000.

Without prejudice to their other rights, obligations and defences under this Charter Party including, where applicable, those of the Hague or Hague-Visby Rules, the Owners and Charterers, and in particular the Owners in respect of the vessel, shall exercise due diligence in ensuring Year 2000 conformity in so far as this has a bearing on the performance of this Charter Party."
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9 - Agents

Agents at both loading and discharging ports shall be nominated by Owners. Agents shall be duly approved by Charterers.

All other terms and conditions of the relevant Charter Party shall remain in full force and effect.

                                                         Fontana, May 31st, 2000


Charterers:                                     Owners:

/s/ [ILLEGIBLE]                                /s/ [ILLEGIBLE]
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California Steel Industries, Inc.              Seamar Shipping Corporation


                                    ALVARO DE OLIVERIA JUNIOR    AKIRA KATSURAGI
                                             President              Secretary